Exhibit 99.1
Forest City Enterprises, Inc.
Supplemental Package
Three Months Ended April 30, 2009 and 2008

Forest City Enterprises, Inc. and Subsidiaries
Three Months Ended April 30, 2009 and 2008
Supplemental Package
NYSE: FCEA, FCEB
Index

Corporate Overview	2

Supplemental Operating Information
Occupancy Data	4
Comparable Net Operating Income (NOI)	5
Comparable NOI Detail	6
Reconciliation of NOI to Net Loss	7
Lease Expirations Schedules	8-9
Schedules of Significant Tenants	10-11
Development Pipeline	12-15

Supplemental Financial Information
Projects under Development Debt and Mortgage Financings	16
Scheduled Maturities Table	17-18
Upcoming Maturities Summary	19-22
Consolidated Balance Sheet Information	23-24
Consolidated Earnings Information	25-26
Investments in and Advances to Affiliates	27-28
Real Estate and Related Nonrecourse Mortgage Debt	29-30
Results of Operations Summary	31-32
Reconciliation of Net Loss to EBDT	33-34
Summary of EBDT	35-40

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2009, as updated in Part II, Item 1A of our Form 10-Q for the three months ended April 30, 2009, and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current market conditions on our liquidity, ability to finance or refinance projects and repay our debt, general real estate investment and development risks, vacancies in our properties, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, environmental liabilities, conflicts of interest, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, volatility in the market price of our publicly traded securities, litigation risks, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Corporate Overview
We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. New York City operations are part of the Commercial Group or Residential Group depending on the nature of the operations. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a franchise of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are reportable segments of the Company.
We have approximately $11.7 billion of assets in 27 states and the District of Columbia at April 30, 2009. Our core markets include the New York City/Philadelphia metropolitan area, Denver, Boston, the Greater Washington, D.C./Baltimore metropolitan area, Chicago and the state of California. As a result of an ongoing effort to increase property concentration in the core markets, these markets now account for approximately 77 percent of the cost of our real estate portfolio at April 30, 2009. We have offices in Albuquerque, Boston, Chicago, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.
SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION
We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three months ended April 30, 2009. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we use an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”) and EBDT, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.
Consolidation Methods
We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and non-consolidated properties in our supplemental package for the year ended January 31, 2009 on pages 60-72.
EBDT
We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT is used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar to Funds From Operations (“FFO”), a measure of performance used by publicly traded Real Estate Investment Trusts (“REIT”), but may not be directly comparable to similarly titled measures reported by other companies. For additional discussion of EBDT as well as a reconciliation of net earnings (loss) to EBDT see pages 32-34.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Supplemental Operating Information
The operating information contained in this document includes: occupancy data, comparable NOI, reconciliation of NOI to net earnings (loss), retail and office lease expirations, significant retail and office tenant listings, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2009 and 2008.
We believe occupancy rates, retail and office lease expirations, base rent, and significant retail and office tenant listings represent meaningful operating statistics about us.
Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and, along with EBDT (as discussed beginning on page 32), is used to assess operating performance and resource allocation of our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of our overall performance from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP, a reconciliation from NOI to comparable NOI are provided on pages 5-7 of this document, and a reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 35-40.
Corporate Headquarters
Forest City Enterprises, Inc.
Terminal Tower
50 Public Square, Suite 1100
Cleveland, Ohio 44113
Annual Report on Form 10-K
A copy of the Annual Report on Form 10-K for the fiscal year ended January 31, 2009 as filed with the Securities and Exchange Commission can be found on our website or may be obtained without charge upon written request to:
Thomas T. Kmiecik
Assistant Treasurer
tomkmiecik@forestcity.net
Website
www.forestcity.net
The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.
Investor Relations
Robert G. O’Brien
Executive Vice President and Chief Financial Officer
Transfer Agent and Registrar
National City Bank
Stock Transfer Department
P.O. Box 92301
Cleveland, OH 44193-0900
(800) 622-6757
www.shareholder.inquiries@nationalcity.com
Stock Exchange Listing
NYSE: FCEA and FCEB
Dividend Reinvestment and Stock Purchase Plan
We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting National City Bank at (800) 622-6757.

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Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Occupancy Data - April 30, 2009 and 2008
We analyze our occupancy percentages by each of our major product lines as follows:

		Average		Average
	Occupancy	Occupancy	Occupancy	Occupancy
	As of	Year-to-Date	As of	Year-to-Date
	April 30, 2009	April 30, 2009	April 30, 2008	April 30, 2008

Retail
Comparable	90.0%	90.1%	92.9%	93.2%
Total	87.7%	88.1%	91.5%	92.0%
Office
Comparable	90.3%	90.4%	90.1%	89.9%
Total	89.3%	89.3%	89.0%	89.4%
Residential (1)
Comparable	91.5%	90.1%	93.4%	92.5%
Total	88.8%	85.5%	91.1%	90.5%
Hotels
Comparable and Total		56.2%		60.0%
Comparable ADR and Total ADR		$135.09		$134.45
(1)	Excludes military housing units.
Retail and office occupancy as of April 30, 2009 and 2008 is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date as of April 30, 2009 and 2008 for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy as of April 30, 2009 and 2008 represents total units occupied divided by total units available. Average residential occupancy year-to-date for 2009 and 2008 is calculated by dividing gross potential rent less vacancy by gross potential rent. Average Daily Rate (“ADR”) is calculated by dividing revenue by the number of rooms sold for the three months ended April 30, 2009 and 2008.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
We use NOI, along with EBDT as discussed on page 2, to assess operating performance. Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2009 and 2008. The following schedule on page 6 presents comparable NOI for each of our major product lines, as well as strategic business unit under which these product lines operate. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 7. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 35-40.
Comparable Net Operating Income (NOI) (% change over same period, prior year)

	Three Months Ended April 30, 2009

	Full	Pro-Rata
	Consolidation	Consolidation

Retail	(0.7%)	(1.0%)

Office	4.6%	4.4%

Hotel	(14.2%)	(25.5%)

Residential	1.6%	(1.8%)

Total	1.5%	0.3%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2009					Three Months Ended April 30, 2008					% Change
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)

Commercial Group
Retail
Comparable	$59,792	$2,741	$5,455	$-	$62,506	$60,222	$2,569	$5,454	$-	$63,107	(0.7%)	(1.0%)

Total	63,421	2,474	5,509	481	66,937	60,227	2,635	5,528	652	63,772

Office Buildings
Comparable	50,294	2,642	2,338	-	49,990	48,088	2,662	2,469	-	47,895	4.6%	4.4%

Total	63,107	2,563	2,386	-	62,930	54,930	2,390	2,576	-	55,116

Hotels
Comparable	1,193	-	-	-	1,193	1,391	-	211	-	1,602	(14.2%)	(25.5%)

Total	1,183	-	-	-	1,183	1,304	-	211	-	1,515

Earnings from Commercial Land Sales	2,736	591	-	-	2,145	1,361	574	-	-	787

Other (1)	(7,970)	364	(169)	-	(8,503)	(24,325)	(1,068)	(524)	-	(23,781)

Total Commercial Group
Comparable	111,279	5,383	7,793	-	113,689	109,701	5,231	8,134	-	112,604	1.4%	1.0%

Total	122,477	5,992	7,726	481	124,692	93,497	4,531	7,791	652	97,409

Residential Group
Apartments
Comparable	27,199	792	6,087	-	32,494	26,779	694	6,994	-	33,079	1.6%	(1.8%)

Total	30,668	1,061	7,406	-	37,013	30,715	698	7,777	1,994	39,788

Military Housing
Comparable (2)	-	-	-	-	-	-	-	-	-	-

Total	7,698	(100)	211	-	8,009	9,960	-	1,124	-	11,084

Other (1)	(10,347)	33	(1)	-	(10,381)	(7,835)	41	-	-	(7,876)

Total Residential Group
Comparable	27,199	792	6,087	-	32,494	26,779	694	6,994	-	33,079	1.6%	(1.8%)

Total	28,019	994	7,616	-	34,641	32,840	739	8,901	1,994	42,996

Total Rental Properties
Comparable	138,478	6,175	13,880	-	146,183	136,480	5,925	15,128	-	145,683	1.5%	0.3%

Total	150,496	6,986	15,342	481	159,333	126,337	5,270	16,692	2,646	140,405

Land Development Group	707	(54)	117	-	878	(559)	18	130	-	(447)

The Nets	(10,681)	-	997	-	(9,684)	(13,473)	-	1,613	-	(11,860)

Corporate Activities	(16,540)	-	-	-	(16,540)	(13,312)	-	-	-	(13,312)

Grand Total	$123,982	$6,932	$16,456	$481	$133,987	$98,993	$5,288	$18,435	$2,646	$114,786

(1)	Includes write-offs of abandoned development projects, non-capitalizable development costs and unallocated management and service company overhead, net of historic and new market tax credit income.

(2)	Comparable NOI for Military Housing commences once the operating projects complete initial development phase.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Reconciliation of Net Operating Income (non-GAAP) to Net Loss (GAAP) (in thousands):

	Three Months Ended April 30, 2009					Three Months Ended April 30, 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$313,029	$12,419	$90,875	$813	$392,298	$305,010	$16,513	$91,146	$3,180	$382,823
Exclude straight-line rent adjustment (1)	(4,399)	-	-	(12)	(4,411)	(4,720)	-	-	(10)	(4,730)

Adjusted revenues	308,630	12,419	90,875	801	387,887	300,290	16,513	91,146	3,170	378,093

Operating expenses	194,847	5,645	63,078	320	252,600	207,356	11,719	64,575	531	260,743
Add back non-Real Estate depreciation and amortization (b)	3,452	-	7,158	-	10,610	3,319	-	10,611	-	13,930
Add back amortization of mortgage procurement costs for non-Real Estate Groups (d)	-	-	120	-	120	-	-	45	-	45
Exclude straight-line rent adjustment (2)	(1,636)	-	-	-	(1,636)	(1,583)	-	-	-	(1,583)
Exclude preference payment	(585)	-	-	-	(585)	(936)	-	-	-	(936)

Adjusted operating expenses	196,078	5,645	70,356	320	261,109	208,156	11,719	75,231	531	272,199

Add interest income and other income	6,808	140	473	-	7,141	8,398	475	1,601	7	9,531
Add equity in earnings (loss), including impairment of unconsolidated entities	(15,866)	18	15,952	-	68	(9,647)	19	9,027	-	(639)
Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	(881)	-	881	-	-
Exclude impairment of unconsolidated entities	9,560	-	(9,560)	-		-	-	-	-	-
Exclude depreciation and amortization of unconsolidated entities (see below)	10,928	-	(10,928)	-	-	8,989	-	(8,989)	-	-

Net Operating Income	123,982	6,932	16,456	481	133,987	98,993	5,288	18,435	2,646	114,786

Interest expense	(91,708)	(3,432)	(16,280)	(322)	(104,878)	(82,473)	(3,340)	(18,413)	(1,264)	(98,810)

Loss on early extinguishment of debt	-	-	(176)	-	(176)	(5,179)	(119)	(22)	-	(5,082)

Equity in earnings (loss), including impairment of unconsolidated entities	15,866	(18)	(15,952)	-	(68)	9,647	(19)	(9,027)	-	639

Gain on disposition of unconsolidated entities	-	-	-	-	-	881	-	-	-	881

Impairment of unconsolidated entities	(9,560)	-	-	-	(9,560)	-	-	-	-	-

Depreciation and amortization of unconsolidated entities (see above)	(10,928)	-	10,928	-	-	(8,989)	-	8,989	-	-

Gain on disposition of rental properties and other investments	-	-	-	4,548	4,548	150	-	-	-	150

Impairment of real estate	(1,124)	-	-	-	(1,124)	-	-	-	-	-

Depreciation and amortization - Real Estate Groups (a)	(63,006)	(1,407)	(10,422)	(107)	(72,128)	(62,687)	(983)	(8,443)	(663)	(70,810)

Amortization of mortgage procurement costs - Real Estate Groups (c)	(3,671)	(160)	(506)	(5)	(4,022)	(2,852)	(152)	(546)	(97)	(3,343)

Straight-line rent adjustment (1) + (2)	2,763	-	-	12	2,775	3,137	-	-	10	3,147

Preference payment	(585)	-	-	-	(585)	(936)	-	-	-	(936)

Earnings (loss) before income taxes	(37,971)	1,915	(15,952)	4,607	(51,231)	(50,308)	675	(9,027)	632	(59,378)

Income tax provision	22,271	-	-	(1,787)	20,484	19,859	-	-	(244)	19,615
Equity in earnings (loss), including impairment of unconsolidated entities	(15,866)	18	15,952	-	68	(9,647)	19	9,027	-	(639)

Earnings (loss) from continuing operations	(31,566)	1,933	-	2,820	(30,679)	(40,096)	694	-	388	(40,402)

Discontinued operations, net of tax	2,820	-	-	(2,820)	-	388	-	-	(388)	-

Net earnings (loss)	(28,746)	1,933	-	-	(30,679)	(39,708)	694	-	-	(40,402)

Net earnings attributable to noncontrolling interest	(1,933)	(1,933)	-	-	-	(694)	(694)	-	-	-

Net loss attributable to Forest City Enterpirses, Inc.	$(30,679)	$-	$-	$-	$(30,679)	$(40,402)	$-	$-	$-	$(40,402)

(a) Depreciation and amortization - Real Estate Groups	$63,006	$1,407	$10,422	$107	$72,128	$62,687	$983	$8,443	$663	$70,810
(b) Depreciation and amortization - Non-Real Estate	3,452	-	7,158	-	10,610	3,319	-	10,611	-	13,930

Total depreciation and amortization	$66,458	$1,407	$17,580	$107	$82,738	$66,006	$983	$19,054	$663	$84,740

(c) Amortization of mortgage procurement costs - Real Estate Groups	$3,671	$160	$506	$5	$4,022	$2,852	$152	$546	$97	$3,343
(d) Amortization of mortgage procurement costs - Non-Real Estate	-	-	120	-	120	-	-	45	-	45

Total amortization of mortgage procurement costs	$3,671	$160	$626	$5	$4,142	$2,852	$152	$591	$97	$3,388

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Retail Lease Expirations as of April 30, 2009

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2009	231	717,835	5.72%	$14,222,890	5.07%	$25.23
2010	240	634,516	5.05	15,079,227	5.37	29.29
2011	328	1,121,385	8.93	30,345,502	10.81	30.53
2012	207	848,207	6.76	21,223,555	7.56	28.52
2013	237	1,056,311	8.41	26,353,129	9.39	27.88
2014	173	821,368	6.54	17,858,306	6.36	27.80
2015	166	716,000	5.70	18,330,328	6.53	29.41
2016	236	1,232,941	9.82	33,626,443	11.98	37.74
2017	153	1,028,143	8.19	23,293,947	8.30	26.45
2018	176	935,719	7.45	19,610,958	6.98	22.87
2019	44	665,196	5.30	13,499,218	4.81	21.09
Thereafter	87	2,778,933	22.13	47,324,761	16.84	19.40

Total	2,278	12,556,554	100.00%	$280,768,264	100.00%	$26.40

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Office Lease Expirations as of April 30, 2009

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)

2009	71	418,585	3.80%	$8,689,369	2.77%	$24.04
2010	82	1,133,759	10.30	23,750,985	7.58	24.60
2011	67	744,302	6.76	17,673,542	5.64	26.52
2012	60	1,056,543	9.60	30,831,436	9.84	30.81
2013	75	1,181,285	10.73	27,101,477	8.65	24.46
2014	31	735,978	6.69	18,059,467	5.76	29.07
2015	9	247,174	2.25	4,702,262	1.50	19.63
2016	19	464,991	4.22	9,153,044	2.92	22.44
2017	17	251,670	2.29	7,906,552	2.52	34.12
2018	16	1,048,025	9.52	29,998,211	9.57	32.57
2019	9	519,627	4.72	11,964,787	3.82	23.36
Thereafter	35	3,206,569	29.12	123,488,712	39.43	40.42

Total	491	11,008,508	100.00%	$313,319,844	100.00%	$30.91

(1)	GLA = Gross Leasable Area.

(2)
Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent and contingent rental payments, which are not reasonably estimatable.

(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Retail Tenants as of April 30, 2009

(Based on net base rent 1% or greater of the Company’s ownership share)

	NUMBER	LEASED	PERCENTAGE OF
	OF	SQUARE	TOTAL RETAIL
TENANT	LEASES	FEET	SQUARE FEET

AMC Entertainment, Inc.	6	515,097	4.10%
Bass Pro Shops, Inc.	3	510,855	4.07
Regal Entertainment Group	5	379,072	3.02
TJX Companies	10	313,861	2.50
The Gap	24	305,756	2.44
The Home Depot	2	282,000	2.25
Dick’s Sporting Goods	5	257,486	2.05
Abercrombie & Fitch Stores, Inc.	30	223,567	1.78
The Limited	38	218,511	1.74
Footlocker, Inc.	37	143,768	1.14
Pathmark Stores, Inc.	2	123,500	0.98
American Eagle Outfitters	19	109,994	0.88

Subtotal	181	3,383,467	26.95

All Others	2,097	9,173,087	73.05

Total	2,278	12,556,554	100.00%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Schedule of Significant Office Tenants as of April 30, 2009

(Based on net base rent 2% or greater of the Company’s ownership share)

	LEASED	PERCENTAGE OF
	SQUARE	TOTAL OFFICE
TENANT	FEET	SQUARE FEET

City of New York	890,185	8.09%

Millennium Pharmaceuticals, Inc.	623,546	5.66

U.S. Government	602,201	5.47

Wellchoice, Inc.	458,209	4.16

Morgan Stanley & Co.	444,685	4.04

Securities Industry Automation Corp.	433,971	3.94

JP Morgan Chase & Co.	385,254	3.50

Forest City Enterprises, Inc. (1)	382,204	3.47

Bank of New York	323,043	2.93

National Grid	254,034	2.31

Alkermes, Inc.	210,248	1.91

Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.76

Covington & Burling, LLP	160,565	1.46

Seyfarth Shaw, LLP	96,909	0.88

Subtotal	5,458,303	49.58

All Others	5,550,205	50.42

Total	11,008,508	100.00%

(1)	All intercompany rental income is eliminated in consolidation.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2009
2009 Openings and Acquisitions (1)

								Cost at FCE
			Date		Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
		Dev (D)	Opened /	FCE Legal	FCE % (f)	Consolidation	at 100%	(Non-GAAP) (b)	No. of	Leasable
Property	Location	Acq (A)	Acquired	Ownership % (f)	(1)	(GAAP) (a)	(2)	(1) X (2)	Units	Area

						(in millions)

Retail Centers:
Promenade at Temecula Expansion	Temecula, CA	D	Q1-09	75.0%	100.0%	$106.5	$106.5	$106.5	127,000	127,000

Total Openings and Acquisitions						$106.5	$106.5	$106.5

Residential Phased-In Units (c) (d):									Opened in ‘09 / Total

Sutton Landing	Brimfield, OH	D	2007-09	50.0%	50.0%	$0.0	$15.9	$8.0	36/216
Stratford Crossing	Wadsworth, OH	D	2007-10	50.0%	50.0%	0.0	25.3	12.7	24/348

Total (e)						$0.0	$41.2	$20.7	60/564

   See attached footnotes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2009
Under Construction (7)

								Cost at FCE
					Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
		Dev (D)	Anticipated	FCE Legal	FCE % (f)	Consolidation	at 100%	(Non-GAAP) (b)	No. of	Leasable	Lease
Property	Location	Acq (A)	Opening	Ownership % (f)	(1)	(GAAP) (a)	(2)	(1) X (2)	Units	Area	Commitment %

						(in millions)

Retail Centers:
East River Plaza (c) (d)	Manhattan, NY	D	Q4-09/Q1-10	35.0%	50.0%	$0.0	$392.2	$196.1	517,000	517,000	74%
Village at Gulfstream	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	207.0	207.0	103.5	500,000	500,000 (i)	56%
Ridge Hill (d) (k)	Yonkers, NY	D	Q3-10/11	70.0%	100.0%	685.5	685.5	685.5	1,200,000	1,200,000 (j)	21%

						$892.5	$1,284.7	$985.1	2,217,000	2,217,000

Office:
Waterfront Station - East 4th & West 4th Buildings	Washington, D.C.	D	Q1-10	45.0%	45.0%	$329.9	$329.9	$148.5	628,000 (l)		97%

Residential:
80 Dekalb Avenue (d)	Brooklyn, NY	D	Q3-09/Q1-10	70.0%	100.0%	$163.3	$163.3	$163.3	365
Presidio	San Francisco, CA	D	Q2-10	100.0%	100.0%	108.3	108.3	108.3	161
Beekman (d)	Manhattan, NY	D	Q3-10/11	49.0%	70.0%	875.7	875.7	613.0	904

						$1,147.3	$1,147.3	$884.6	1,430

Total Under Construction (g)						$2,369.7	$2,761.9	$2,018.2

Residential Phased-In Units (c) (d):									Under Const./Total
Stratford Crossing	Wadsworth, OH	D	2007-10	50.0%	50.0%	$0.0	$25.3	$12.7	108/348

Total (h)						$0.0	$25.3	$12.7	108/348

   See attached footnotes.
   Military Housing – see footnote m.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline

April 30, 2009 Footnotes
(a)
Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).

(b)
Cost at pro-rata share represents Forest City’s share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.

(c)
Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.

(d)	Phased-in openings. Costs are representative of the total project.

(e)
The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $20.7 million consists of the Company’s share of cost for unconsolidated investments of $20.7 million.

(f)
As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company’s legal ownership.

(g)
The difference between the full consolidation cost amount (GAAP) of $2,369.7 million to the Company’s pro-rata share (a non-GAAP measure) of $2,018.2 million consists of a reduction to full consolidation for noncontrolling interest of $547.6 million of cost and the addition of its share of cost for unconsolidated investments of $196.1 million.

(h)
The difference between the full consolidation cost amount (GAAP) of $0.0 million to the Company’s pro-rata share (a non-GAAP measure) of $12.7 million consists of the Company’s share of cost for unconsolidated investments of $12.7 million.

(i)	Includes 89,000 square feet of office space.

(j)	Includes 156,000 square feet of office space.

(k)	Subsequent to April 30, 2009, the Company announced that Saks Fifth Avenue signed a letter of intent to anchor Ridge Hill.

(l)	Includes 85,000 square feet of retail space.

(m)
Below is a summary of our equity method investments for Military Housing Development projects. The Company provides services for these projects including development, construction, and management and receives agreed upon fees for these services. (See pages 6-7 for net fee revenue included in NOI.)

		Anticipated	FCE	Cost at Full	Total Cost	Sq. ft./
Property	Location	Opening	Pro-Rata % (f)	Consolidation (a)	at 100%	No. of Units

				(in millions)

Military Housing - Under Construction (7)

Midwest Millington	Memphis, TN	2008-2009	*	$0.0	$37.0	318

Navy Midwest	Chicago, IL	2006-2009	*	0.0	236.9	1,658

Air Force Academy	Colorado Springs, CO	2007-2009	50.0%	0.0	71.9	427

Marines, Hawaii Increment II	Honolulu, HI	2007-2011	*	0.0	299.6	1,175

Navy, Hawaii Increment III	Honolulu, HI	2007-2011	*	0.0	560.6	2,520

Pacific Northwest Communities	Seattle, WA	2007-2010	*	0.0	280.5	2,986

Hawaii Phase IV	Kaneohe, HI	2007-2014	*	0.0	382.6	917

Total Military Housing Under Construction				$0.0	$1,869.1	10,001

* The Company’s share of residual cash flow ranges from 0-20% during the life cycle of the project.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Development Pipeline
April 30, 2009
Equity Requirements for Projects Under Construction (1)

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro - Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

	(dollars in millions)

Total Cost Under Construction	$2,761.9	$392.2	$2,369.7	$547.6	$196.1	$2,018.2
Total Loan Draws and Other Sources at Completion (2)	2,201.4	285.0	1,916.4	400.5	142.5	1,658.4

Net Equity at Completion	$560.5	$107.2	$453.3	$147.1	$53.6	$359.8

Net Costs Incurred to Date	$1,767.2	$334.5	$1,432.7	$358.6	$167.2	$1,241.3
Loan Draws to Date	1,206.5	194.2	1,012.3	221.5	97.1	887.9

Net Equity to Date	$560.7	$140.3	$420.4	$137.1	$70.1	$353.4

% of Total Equity	100%		93%			98%

Remaining Costs	$994.7	$57.7	$937.0	$189.0	$28.9	$776.9
Remaining Loan Draws and Other Sources (3)	994.9	90.8	904.1	179.0	45.4	770.5

Remaining Equity	$(0.2)	$(33.1)	$32.9	$10.0	$(16.5)	$6.4

% of Total Equity	0%		7%			2%
(1)
This schedule includes only the seven properties listed on page 13. This does not include costs associated with recently completed properties, phased openings, operating property renovations and military housing.

(2)	“Other Sources” includes third party subsidies, tax credit proceeds and outlot land sales.

(3)
Five of the loan commitments require specific leasing hurdles to be achieved prior to drawing the final amount of the loan. The Company estimates that approximately $224.6 million at 100% and at full consolidation, and $158.5 million at pro-rata consolidation of loan commitments are at risk should these leasing hurdles not be achieved.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Operating Information
Projects under Development Debt
We use nonrecourse mortgage debt for the financing of our development pipeline. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of April 30, 2009, the detail of how much is outstanding compared to the total commitment under the financing is as follows:

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)

	(in thousands)
Outstanding
Fixed	$-	$-	$108,105	$108,105
Variable
Taxable	940,088	232,276	99,126	806,938
Tax-Exempt	280,550	61,986	20,000	238,564

Total outstanding on projects under development (1)	$1,220,638	$294,262	$227,231	$1,153,607

Commitment
Fixed	$-	$-	$108,105	$108,105
Variable
Taxable	1,764,752	419,617	139,490	1,484,625
Tax-Exempt	313,400	61,986	20,000	271,414

Total commitment	$2,078,152	$481,603	$267,595	$1,864,144

(1)
Proceeds from outstanding debt of $254,386 and $237,198, at full and pro-rata consolidation, respectively, described above is recorded as restricted cash in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until costs are incurred.

Mortgage Financings
We use taxable and tax-exempt nonrecourse debt for our real estate projects. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature within the next 12 months or are projected to open and achieve stabilized operations during that same time frame. However, due to the limited availability of long-term fixed rate mortgage debt based upon current market conditions, we are attempting to extend maturities with existing lenders at current market terms. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years.
We are actively working to refinance and/or extend the maturities of the nonrecourse debt that is coming due in the next 24 months. During the three months ended April 30, 2009, we completed the following financings:

			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
Purpose of Financing	Consolidation	Interest	Pro-Rata	Consolidation

	(in thousands)

Refinancings	$154,174	$62,031	$26,099	$118,242
Loan extensions/additional fundings	130,616	-	18,350	148,966

	$284,790	$62,031	$44,449	$267,208

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands)
As of April 30, 2009

	Period Ending January 31, 2010				Fiscal Year Ending January 31, 2011

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$172,003	$2,243	$34,568	$204,328	$221,990	$15,327	$23,339	$230,002
Weighted average rate	6.65%	6.34%	6.61%	6.65%	7.17%	6.49%	7.07%	7.20%

Variable:
Variable-rate debt	479,120	70,340	135,287	544,067	581,711	-	18,588	600,299
Weighted average rate	2.67%	3.01%	2.55%	2.59%	4.73%	-%	2.95%	4.67%

Tax-Exempt	-	-	43,688	43,688	-	-	-	-
Weighted average rate	-%	-%	0.94%	0.94%	-%	-%	-%	-%

Total variable-rate debt	479,120	70,340	178,975	587,755	581,711	-	18,588	600,299

Total Nonrecourse Mortgage Debt	$651,123	$72,583	$213,543	$792,083	$803,701	$15,327	$41,927	$830,301
Weighted Average Rate	3.72%	3.11%	2.88%	3.55%	5.40%	6.49%	5.25%	5.37%

	Fiscal Year Ending January 31, 2012				Fiscal Year Ending January 31, 2013

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$354,390	$4,184	$74,762	$424,968	$330,654	$7,569	$30,244	$353,329
Weighted average rate	7.02%	5.10%	6.28%	6.91%	5.97%	6.22%	6.52%	6.02%

Variable:
Variable-rate debt	355,064	108,762	44,044	290,346	283,416	72,367	3,237	214,286
Weighted average rate	3.67%	4.21%	3.29%	3.41%	5.79%	5.70%	1.88%	5.76%

Tax-Exempt	77,320	67	-	77,253	204,616	62,057	-	142,559
Weighted average rate	2.83%	4.13%	-%	2.83%	5.21%	5.22%	-%	5.21%

Total variable-rate debt	432,384	108,829	44,044	367,599	488,032	134,424	3,237	356,845

Total Nonrecourse Mortgage Debt	$786,774	$113,013	$118,806	$792,567	$818,686	$141,993	$33,481	$710,174
Weighted Average Rate	5.10%	4.24%	5.17%	5.23%	5.72%	5.52%	6.07%	5.78%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Scheduled Maturities Table: Nonrecourse Mortgage Debt (dollars in thousands) (continued)
As of April 30, 2009

	Fiscal Year Ending January 31, 2014				Thereafter

			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$766,164	$15,494	$48,588	$799,258	$2,245,659	$177,880	$833,336	$2,901,115
Weighted average rate	5.82%	5.58%	5.69%	5.82%	5.80%	5.91%	5.70%	5.77%

Variable:
Variable-rate debt	46,412	-	1,315	47,727	652,414	-	39,714	692,128
Weighted average rate	6.06%	-%	1.76%	5.94%	6.31%	-%	2.07%	6.07%

Tax-Exempt	765	77	-	688	629,957	21,924	156,961	764,994
Weighted average rate	4.13%	4.10%	-%	4.13%	1.80%	2.82%	1.26%	1.66%

Total variable-rate debt	47,177	77	1,315	48,415	1,282,371	21,924	196,675	1,457,122

Total Nonrecourse Mortgage Debt	$813,341	$15,571	$49,903	$847,673	$3,528,030	$199,804	$1,030,011	$4,358,237
Weighted Average Rate	5.84%	5.57%	5.59%	5.83%	5.18%	5.57%	4.88%	5.09%

	Total

			Plus
		Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation

Fixed:
Fixed-rate debt	$4,090,860	$222,697	$1,044,837	$4,913,000
Weighted average rate	6.04%	5.93%	5.83%	6.00%

Variable:
Variable-rate debt	2,398,137	251,469	242,185	2,388,853
Weighted average rate	4.74%	4.30%	2.62%	4.57%

Tax-Exempt	912,658	84,125	200,649	1,029,182
Weighted average rate	2.65%	4.59%	1.19%	2.21%

Total variable-rate debt	3,310,795	335,594	442,834	3,418,035

Total Nonrecourse Mortgage Debt	$7,401,655	$558,291	$1,487,671	$8,331,035
Weighted Average Rate	5.20%	4.99%	4.68%	5.12%

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following tables provide detail of our maturities for 2009, 2010 and 2011 as of April 30, 2009, as well as the level of exposure to various lending sources, operating/development designation and product type:
Upcoming Maturities Summary (dollars in thousands)
As of April 30, 2009

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro - Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
Year Ending January 31, 2010	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

Total Maturities (Nonrecourse Mortgage Debt)	$1,092,929	$441,806	$651,123	$72,583	$213,543	$792,083
Less: Scheduled Payments	93,384	34,555	58,829	4,090	12,532	67,271
Add: Corporate Debt (4)	20,400	-	20,400	-	-	20,400

Net Maturities	1,019,945	407,251	612,694	68,493	201,011	745,212

Add: Notes Payable	12,257	2,221	10,036	2,175	835	8,696

Total Maturities (including Notes Payable)	1,032,202	409,472	622,730	70,668	201,846	753,908

Closed Loans / To be Fully Amortized (3)	108,056	7,403	100,653	6,363	3,701	97,991
Committed Deals / Automatic Extensions (3)	120,273	54,273	66,000	-	26,875	92,875
Extension Available (1)(3)	559,421	180,188	379,233	61,710	86,549	404,072

Subtotal	787,750	241,864	545,886	68,073	117,125	594,938

Remaining to Finance	$244,452	$167,608	$76,844	$2,595	$84,721	$158,970

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro - Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
Year Ending January 31, 2011	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

Total Maturities (Nonrecourse Mortgage Debt)	$892,499	$88,798	$803,701	$15,327	$41,927	$830,301
Less: Scheduled Payments	103,822	29,507	74,315	2,558	15,213	86,970
Add: Corporate Debt (2)	378,000	-	378,000	-	-	378,000

Net Maturities	1,166,677	59,291	1,107,386	12,769	26,714	1,121,331

Add: Notes Payable	54,767	53,440	1,327	41	12,504	13,790

Total Maturities (including Notes Payable)	1,221,444	112,731	1,108,713	12,810	39,218	1,135,121

Closed Loans / To be Fully Amortized (3)	323	323	-	-	157	157
Committed Deals / Automatic Extensions (3)	20,402	-	20,402	480	-	19,922
Corporate Debt Repaid (2)	350,417	-	350,417	-	-	350,417
Extension Available (1)(3)	436,576	33,036	403,540	-	14,995	418,535

Subtotal	807,718	33,359	774,359	480	15,152	789,031

Remaining to Finance	$413,726	$79,372	$334,354	$12,330	$24,066	$346,090

		Less			Plus
		Unconsolidated	Full	Less	Unconsolidated	Pro - Rata
		Investments	Consolidation	Noncontrolling	Investments	Consolidation
Year Ending January 31, 2012	100%	at 100%	(GAAP)	Interest	at Pro Rata	(Non-GAAP)

Total Maturities (Nonrecourse Mortgage Debt)	$1,033,483	$246,709	$786,774	$113,013	$118,806	$792,567
Less: Scheduled Payments	94,903	22,964	71,939	2,851	12,001	81,089
Add: Corporate Debt (5)	272,500	-	272,500	-	-	272,500

Net Maturities	1,211,080	223,745	987,335	110,162	106,805	983,978

Add: Notes Payable	62,943	61,546	1,397	43	13,889	15,243

Total Maturities (including Notes Payable)	1,274,023	285,291	988,732	110,205	120,694	999,221

Closed Loans / To be Fully Amortized (3)	160	160	-	-	80	80
Committed Deals / Automatic Extensions (3)	13,012	13,012	-	-	6,506	6,506
Extension Available (1)(3)	329,638	22,953	306,685	50,779	11,360	267,266

Subtotal	342,810	36,125	306,685	50,779	17,946	273,852

Remaining to Finance	$931,213	$249,166	$682,047	$59,426	$102,748	$725,369

(1)	Includes loans that have extensions based upon pre-determined underwriting qualifications.

(2)
The credit facility amount of $378,000 outstanding as of April 30, 2009 has a maximum commitment of $750,000. The remaining availability of $372,000 is further reduced by $75,427 in outstanding letters of credit as of April 30, 2009. The Company has repaid $350,417 of the outstanding borrowings primarily with proceeds from a public offering of common stock in May 2009.

(3)	Reflects activity through June 1, 2009.

(4)	The $20,400 ($17,635 net of fair market value adjustment of $2,765) of redevelopment bonds is included in senior and subordinated debt in the Company’s Balance Sheet.

(5)	Outstanding principal amount of the puttable equity-linked senior notes.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Net Maturities at 100%, by Operations and Development Projects (dollars in thousands)
As of April 30, 2009

Year Ending January 31,	2010	2011	2012	Total by Type	Percent	Max	Median

Operating	$655,477	$833,259	$788,772	$2,277,508	67%	$378,000	$17,156

Development/ Land	149,392	20,675	203,588	373,655	11%	156,891	4,798

Under Construction	215,076	312,743	218,720	746,539	22%	312,743	73,725

Total By Maturity	$1,019,945	$1,166,677	$1,211,080	$3,397,702	100%	$378,000	$14,084

Net Maturities at 100%, by Lender Type (dollars in thousands)
As of April 30, 2009

Year Ending January 31,	2010	2011	2012	Total	Percent	Max	Median

Conventional Lenders	$716,548	$853,121	$529,761	$2,099,430	62%	$378,000	$12,396

Life Insurance	101,747	105,178	304,868	511,793	15%	97,490	45,858

Fannie/Freddie	96,320	28,333	65,632	190,285	5%	80,000	10,878

State and Local Government	1,774	11,178	8,767	21,719	1%	10,903	1,190

Securitized	103,556	168,867	302,052	574,475	17%	272,500	20,400

Total By Maturity	$1,019,945	$1,166,677	$1,211,080	$3,397,702	100%	$378,000	$14,084

Net Maturities at 100%, by Product Type (dollars in thousands)
As of April 30, 2009

Year Ending January 31,	2010	2011	2012	Total	Percent	Max	Median

Apartments	$144,775	$28,333	$249,546	$422,654	12%	$104,150	$12,457

Retail	550,063	498,400	188,819	1,237,282	36%	312,743	17,773

Office	157,088	182,602	296,628	636,318	19%	101,558	17,550

Hotel	-	63,858	-	63,858	2%	45,858	31,929

Land	147,619	15,484	203,587	366,690	11%	156,891	4,798

Corporate	20,400	378,000	272,500	670,900	20%	378,000	272,500

Total By Maturity	$1,019,945	$1,166,677	$1,211,080	$3,397,702	100%	$378,000	$14,084

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Net Maturities by Operations and Development Projects (dollars in thousands)
As of April 30, 2009

					Less Unconsolidated				Full Consolidation
	At 100%				Investments at 100%				(GAAP)

Year Ending January 31,	2010	2011	2012	Total	2010	2011	2012	Total	2010	2011	2012	Total

Operating	$655,477	$833,259	$788,772	$2,277,508	$181,076	$48,717	$150,637	$380,430	$474,401	$784,542	$638,135	$1,897,078
Count	20	21	22	63	9	6	9	24	11	15	13	39

Development/ Land (1)	149,392	20,675	203,588	373,655	56,991	10,574	60,096	127,661	92,401	10,101	143,492	245,994
Count	16	3	4	23	7	1	2	10	9	2	2	13

Under Construction (2)	215,076	312,743	218,720	746,539	169,184	-	13,012	182,196	45,892	312,743	205,708	564,343
Count	3	1	4	8	2	-	1	3	1	1	3	5

Total By Maturity	$1,019,945	$1,166,677	$1,211,080	$3,397,702	$407,251	$59,291	$223,745	$690,287	$612,694	$1,107,386	$987,335	$2,707,415
Total Count	39	25	30	94	18	7	12	37	21	18	18	57

(1)	$373,655 and $245,994 outstanding at 100% and Full Consolidation, respectively, have maximum commitments available of $422,845 at 100% and $259,396 at Full Consolidation.

(2)	$746,539 and $564,343 outstanding at 100% and Full Consolidation, respectively, have maximum commitments available of $1,445,826 at 100% and $1,182,900 at Full Consolidation.
Net Maturities by Lender Type (dollars in thousands)
As of April 30, 2009

					Less Unconsolidated				Full Consolidation
	At 100%				Investments at 100%				(GAAP)

Year Ending January 31,	2010	2011	2012	Total	2010	2011	2012	Total	2010	2011	2012	Total

Conventional Lenders (1)	$716,548	$853,121	$529,761	$2,099,430	$282,079	$33,084	$96,061	$411,224	$434,469	$820,037	$433,700	$1,688,206
Count	29	15	13	57	13	4	5	22	16	11	8	35

Life Insurance (2)	101,747	105,178	304,868	511,793	38,980	-	86,436	125,416	62,767	105,178	218,432	386,377
Count	3	2	6	11	2	-	2	4	1	2	4	7

Fannie/Freddie	96,320	28,333	65,632	190,285	84,418	25,932	41,088	151,438	11,902	2,401	24,544	38,847
Count	3	3	5	11	2	2	4	8	1	1	1	3

State and Local Government	1,774	11,178	8,767	21,719	1,774	275	160	2,209	-	10,903	8,607	19,510
Count	1	2	3	6	1	1	1	3	-	1	2	3

Securitized	103,556	168,867	302,052	574,475	-	-	-	-	103,556	168,867	302,052	574,475
Count	3	3	3	9	-	-	-	-	3	3	3	9

Total By Maturity	$1,019,945	$1,166,677	$1,211,080	$3,397,702	$407,251	$59,291	$223,745	$690,287	$612,694	$1,107,386	$987,335	$2,707,415
Total Count	39	25	30	94	18	7	12	37	21	18	18	57

(1)
Of the $2,099,430 at 100% and $1,688,206 at Full Consolidation, $51,844 and $21,282 at 100% and Full Consolidation, respectively, can be securitized by the lender at the Lender’s options without the Company’s knowledge. As of April 30, 2009, it is the Company’s belief that loans described are currently not securitized.

(2)
Of the $511,793 at 100% and $386,377 at Full Consolidation, $121,738 and $45,858 at 100% and Full Consolidation, respectively, can be securitized by the lender at the Lender’s options without the Company’s knowledge. As of April 30, 2009, it is the Company’s belief that loans described are currently not securitized.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Net Maturities by Product Type (dollars in thousands)
As of April 30, 2009

					Less Unconsolidated				Full Consolidation
	At 100%				Investments at 100%				(GAAP)

Year Ending January 31,	2010	2011	2012	Total	2010	2011	2012	Total	2010	2011	2,012	Total

Apartments	$144,775	$28,333	$249,546	$422,654	$107,713	$25,932	$72,537	$206,182	$37,062	$2,401	$177,009	$216,472
Count	5	3	12	20	3	2	7	12	2	1	5	8

Retail	550,063	498,400	188,819	1,237,282	203,000	5,187	-	208,187	347,063	493,213	188,819	1,029,095
Count	12	10	4	26	5	2	-	7	7	8	4	19

Office	157,088	182,602	296,628	636,318	41,321	17,598	91,112	150,031	115,767	165,004	205,516	486,287
Count	6	6	9	21	4	2	3	9	2	4	6	12

Hotel	-	63,858	-	63,858	-	-	-	-	-	63,858	-	63,858
Count	-	2	-	2	-	-	-	-	-	2	-	2

Land	147,619	15,484	203,587	366,690	55,217	10,574	60,096	125,887	92,402	4,910	143,491	240,803
Count	15	3	4	22	6	1	2	9	9	2	2	13

Corporate	20,400	378,000	272,500	670,900	-	-	-	-	20,400	378,000	272,500	670,900
Count	1	1	1	3	-	-	-	-	1	1	1	3

Total By Maturity	$1,019,945	$1,166,677	$1,211,080	$3,397,702	$407,251	$59,291	$223,745	$690,287	$612,694	$1,107,386	$987,335	$2,707,415
Total Count	39	25	30	94	18	7	12	37	21	18	18	57

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
As discussed on page 2, we present certain financial amounts under the pro-rata consolidation method (a non-GAAP measure). This information is useful to our investors because we believe that it more accurately reflects the manner in which we operate our business. This is because, in line with industry practice, we have a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. The tables below present amounts for both full consolidation, a GAAP measure, and pro-rata consolidation, providing a reconciliation of the difference between the two methods. Under the pro-rata consolidation method, we present our partnership investments proportionate to our share of ownership for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary for our investments in a VIE. Partnership assets and liabilities are reported on the equity or cost method of accounting if we do not have control, or, in the case of investments in VIEs, we are not deemed the primary beneficiary.
Consolidated Balance Sheet Information – April 30, 2009 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)

Assets
Real Estate
Completed rental properties	$8,348,508	$277,831	$1,423,139	$9,493,816
Projects under development	2,310,403	501,128	340,809	2,150,084
Land held for development or sale	201,124	20,154	123,490	304,460

Total Real Estate	10,860,035	799,113	1,887,438	11,948,360
Less accumulated depreciation	(1,461,381)	(54,854)	(342,553)	(1,749,080)

Real Estate, net	9,398,654	744,259	1,544,885	10,199,280

Cash and equivalents	204,379	7,023	14,595	211,951
Restricted cash	487,897	81,965	104,206	510,138
Notes and accounts receivable, net	412,989	13,959	65,353	464,383
Investments in and advances to affiliates	240,576	(91,321)	(53,525)	278,372
Other assets	913,668	71,256	74,504	916,916

Total Assets	$11,658,163	$827,141	$1,750,018	$12,581,040

Liabilities and Equity
Liabilities
Mortgage debt, nonrecourse	$7,401,655	$558,291	$1,487,671	$8,331,035
Notes payable	185,172	13,271	93,106	265,007
Bank revolving credit facility	378,000	-	-	378,000
Senior and subordinated debt	846,930	-	-	846,930
Accounts payable and accrued expenses	1,237,819	89,340	170,074	1,318,553
Deferred income taxes	442,234	-	-	442,234

Total Liabilities	10,491,810	660,902	1,750,851	11,581,759

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	917,873	-	-	917,873
Accumulated other comprehensive loss	(104,613)	-	-	(104,613)

Total Shareholders’ Equity	813,260	-	-	813,260

Noncontrolling interest	353,093	166,239	(833)	186,021 (1)

Total Equity	1,166,353	166,239	(833)	999,281

Total Liabilities and Equity	$11,658,163	$827,141	$1,750,018	$12,581,040

(1)	The $186,021 represents the value of the Class A Common Units exchanged for Bruce C. Ratner’s noncontrolling interests in the Forest City Ratner Company portfolio.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Balance Sheet Information – January 31, 2009, As Adjusted (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)

Assets
Real Estate
Completed rental properties	$8,212,144	$238,107	$1,391,085	$9,365,122
Projects under development	2,241,216	467,632	354,643	2,128,227
Land held for development or sale	195,213	19,629	122,377	297,961

Total Real Estate	10,648,573	725,368	1,868,105	11,791,310
Less accumulated depreciation	(1,419,271)	(47,555)	(332,619)	(1,704,335)

Real Estate, net	9,229,302	677,813	1,535,486	10,086,975

Cash and equivalents	267,305	5,111	11,858	274,052
Restricted cash	291,224	31,529	115,863	375,558
Notes and accounts receivable, net	427,410	14,767	65,488	478,131
Investments in and advances to affiliates	228,995	(95,740)	(60,221)	264,514
Other assets	936,271	63,022	77,733	950,982

Total Assets	$11,380,507	$696,502	$1,746,207	$12,430,212

Liabilities and Equity
Liabilities
Mortgage debt, nonrecourse	$7,078,390	$439,019	$1,475,014	$8,114,385
Notes payable	181,919	12,794	90,013	259,138
Bank revolving credit facility	365,500	-	-	365,500
Senior and subordinated debt	846,064	-	-	846,064
Accounts payable and accrued expenses	1,277,199	93,663	181,961	1,365,497
Deferred income taxes	455,336	-	-	455,336

Total Liabilities	10,204,408	545,476	1,746,988	11,405,920

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	945,792	-	-	945,792
Accumulated other comprehensive loss	(107,521)	-	-	(107,521)

Total Shareholders’ Equity	838,271	-	-	838,271

Noncontrolling interest	337,828	151,026	(781)	186,021 (1)

Total Equity	1,176,099	151,026	(781)	1,024,292

Total Liabilities and Equity	$11,380,507	$696,502	$1,746,207	$12,430,212

(1)	The $186,021 represents the value of the Class A Common Units exchanged for Bruce C. Ratner’s noncontrolling interests in the Forest City Ratner Company portfolio.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information – Three Months Ended April 30, 2009 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
	(in thousands)

Revenues from real estate operations	$313,029	$12,419	$90,875	$813	$392,298

Expenses
Operating expenses	194,847	5,645	63,078	320	252,600
Depreciation and amortization	66,458	1,407	17,580	107	82,738
Impairment of real estate	1,124	-	9,560	-	10,684

	262,429	7,052	90,218	427	346,022

Interest expense	(91,708)	(3,432)	(16,280)	(322)	(104,878)
Amortization of mortgage procurement costs	(3,671)	(160)	(626)	(5)	(4,142)
Loss on early extinguishment of debt	-	-	(176)	-	(176)

Interest and other income	6,808	140	473	-	7,141
Gain on disposition of rental properties	-	-	-	4,548	4,548

Earnings (loss) before income taxes	(37,971)	1,915	(15,952)	4,607	(51,231)

Income tax expense (benefit)
Current	(7,331)	-	-	3,777	(3,554)
Deferred	(14,940)	-	-	(1,990)	(16,930)

	(22,271)	-	-	1,787	(20,484)

Equity in earnings (loss), including impairment of unconsolidated entities	(15,866)	18	15,952	-	68

Earnings (loss) from continuing operations	(31,566)	1,933	-	2,820	(30,679)

Discontinued operations, net of tax:
Operating earnings from rental properties	36	-	-	(36)	-
Gain on disposition of rental properties	2,784	-	-	(2,784)	-

	2,820	-	-	(2,820)	-

Net earnings (loss)	(28,746)	1,933	-	-	(30,679)
Net earnings attributable to noncontrolling interest	(1,933)	(1,933)	-	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(30,679)	$-	$-	$-	$(30,679)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Consolidated Earnings Information – Three Months Ended April 30, 2008 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
	(in thousands)

Revenues from real estate operations	$305,010	$16,513	$91,146	$3,180	$382,823

Expenses
Operating expenses	207,356	11,719	64,575	531	260,743
Depreciation and amortization	66,006	983	19,054	663	84,740

	273,362	12,702	83,629	1,194	345,483

Interest expense	(82,473)	(3,340)	(18,413)	(1,264)	(98,810)
Amortization of mortgage procurement costs	(2,852)	(152)	(591)	(97)	(3,388)
Loss on early extinguishment of debt	(5,179)	(119)	(22)	-	(5,082)

Interest and other income	8,398	475	1,601	7	9,531
Gain on disposition of rental properties and other investments	150	-	881	-	1,031

Earnings (loss) before income taxes	(50,308)	675	(9,027)	632	(59,378)

Income tax expense (benefit)
Current	351	-	-	140	491
Deferred	(20,210)	-	-	104	(20,106)

	(19,859)	-	-	244	(19,615)

Equity in earnings (loss) of unconsolidated entities	(9,647)	19	9,027	-	(639)

Earnings (loss) from continuing operations	(40,096)	694	-	388	(40,402)

Discontinued operations, net of tax:
Operating earnings from rental properties	388	-	-	(388)	-

Net earnings (loss)	(39,708)	694	-	-	(40,402)
Net earnings attributable to noncontrolling interest	(694)	(694)	-	-	-

Net loss attributable to Forest City Enterprises, Inc.	$(40,402)	$-	$-	$-	$(40,402)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
The following schedules present information on investments in and advances to affiliates.
Investments in and Advances to Affiliates
Included in Investments in and Advances to Affiliates in the Consolidated Balance Sheet Information tables are unconsolidated investments in entities that we do not control and/or are not the primary beneficiary, and that are accounted for under the equity method of accounting, as well as advances to partners and other affiliates.
Following is a reconciliation of members’ and partners’ equity to our carrying value in the accompanying Consolidated Balance Sheet Information:

	April 30,	January 31,
	2009	2009
	(in thousands)

Members’ and partners’ equity as below	$467,261	$488,197
Equity of other members and partners	413,736	427,976

Company’s investment in partnerships	$53,525	$60,221
Advances to other real estate affiliates	187,051	168,774

Total investments in and advances to affiliates	$240,576	$228,995

Summarized financial information for the equity method investments is as follows:

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
	April 30, 2009	January 31, 2009	April 30, 2009	January 31, 2009
	(in thousands)

Balance Sheet:
Real Estate
Completed rental properties	$4,042,109	$3,967,896	$1,423,139	$1,391,085
Projects under development	967,196	931,411	340,809	354,643
Land held for development or sale	281,283	278,438	123,490	122,377

Total Real Estate	5,290,588	5,177,745	1,887,438	1,868,105

Less accumulated depreciation	(706,732)	(680,013)	(342,553)	(332,619)

Real Estate, net	4,583,856	4,497,732	1,544,885	1,535,486

Restricted cash - Military housing bond funds	713,091	795,616	37,314	43,085
Other restricted cash	213,313	207,507	66,892	72,778
Other assets	371,564	375,465	154,452	155,079

Total Assets	$5,881,824	$5,876,320	$1,803,543	$1,806,428

Mortgage debt, nonrecourse	$4,600,811	$4,571,375	$1,487,671	$1,475,014
Other liabilities	813,752	816,748	263,180	271,974

Total Liabilities	5,414,563	5,388,123	1,750,851	1,746,988

Members’ and partners’ equity	467,261	488,197	53,525	60,221
Noncontrolling interest	-	-	(833)	(781)

Total Equity	467,261	488,197	52,692	59,440

Total Liabilities and Members’/Partners’ Equity	$5,881,824	$5,876,320	$1,803,543	$1,806,428

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Investments in and Advances to Affiliates (continued)

	Combined (100%)		Pro-Rata Share
	(GAAP)		(Non-GAAP)
Three Months Ended April 30,	2009	2008	2009	2008
	(in thousands)
Operations:
Revenues	$244,714	$240,838	$90,875	$91,146
Equity in earnings of unconsolidated entities on a pro-rata basis	—	—	68	(639)
Operating expenses	(164,530)	(168,886)	(63,078)	(64,575)
Interest expense including early extinguishment of debt	(58,585)	(59,533)	(16,456)	(18,435)
Impairment of unconsolidated entities (1)	(11,300)	—	(9,560)	—
Depreciation and amortization	(49,906)	(48,219)	(18,206)	(19,645)
Interest and other income	5,210	17,364	473	1,601
Noncontrolling interest	—	—	18	19

Loss from continuing operations	(34,397)	(18,436)	(15,866)	(10,528)

Discontinued operations:
Gain on disposition of unconsolidated entities (2)	—	3,070	—	881
Earnings (loss) from discontinued operations	—	(18)	—	—

Discontinued operations subtotal	—	3,052	—	881

Net loss (pre-tax)	$(34,397)	$(15,384)	$(15,866)	$(9,647)

(1)	The following table shows the detail of the impairment of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
Three Months Ended April 30,		2009	2008	2009	2008
		(in thousands)

Supported-living Apartments
Classic Residence by Hyatt	(Yonkers, New York)	$4,892	$—	$3,152	$—
Apartment Communities
Millender Center	(Detroit, Michigan)	4,252	—	4,252	—
Metropolitan Lofts	(Los Angeles, California)	1,039	—	1,039	—
Residences at University Park	(Cambridge, Massachusetts)	855	—	855	—
Two land development projects		262	—	262	—

Total impairment of unconsolidated entities		$11,300	$—	$9,560	$—

(2)	The following table shows the detail of gain on disposition of unconsolidated entities:

		Combined (100%)		Pro-Rata Share
		(GAAP)		(Non-GAAP)
Three Months Ended April 30,		2009	2008	2009	2008
		(in thousands)

Office Building
One International Place	(Cleveland, Ohio)	$—	$3,070	$—	$881

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Real Estate and Related Nonrecourse Mortgage Debt

	April 30, 2009
		Nonrecourse
		Mortgage
	Total Cost	Debt
	(in thousands)
Full Consolidation
Completed rental properties
Residential	$1,702,399	$1,065,552
Commercial
Retail centers	3,304,439	2,564,100
Office and other buildings	3,332,253	2,465,998
Corporate and other equipment	9,417	-

	8,348,508	6,095,650

Projects under development
Residential
Under construction	611,538	546,100
In development	602,810	143,274
Commercial
Retail centers
Under construction	654,415	358,635
In development	38,144	-
Office and other buildings
Under construction	192,086	101,558
In development	211,410	71,071

	2,310,403	1,220,638

Land held for development or sale	201,124	85,367

Total - Full Consolidation	$10,860,035	$7,401,655

Less Noncontrolling Interest
Completed rental properties
Residential	$41,193	$33,930
Commercial
Retail centers	108,145	118,718
Office and other buildings	128,493	100,298
Corporate and other equipment	-	-

	277,831	252,946

Projects under development
Residential
Under construction	126,752	134,354
In development	184,288	59,831
Commercial
Retail centers
Under construction	54,592	22,946
In development	102	-
Office and other buildings
Under construction	80,769	50,779
In development	54,625	26,352

	501,128	294,262

Land held for development or sale	20,154	11,083

Total - Noncontrolling Interest	$799,113	$558,291

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Real Estate and Related Nonrecourse Mortgage Debt

	April 30, 2009
		Nonrecourse
		Mortgage
	Total Cost	Debt
	(in thousands)
Plus Unconsolidated Investments at Pro-Rata
Completed rental properties
Residential	$797,897	$628,708
Commercial
Retail centers	419,054	437,446
Office and other buildings	206,187	133,301
Corporate and other equipment	1	-

	1,423,139	1,199,455

Projects under development
Residential
Under construction	44,594	98,495
In development	8,220	-
Commercial
Retail centers
Under construction	214,769	106,374
In development	10,845	-
Office and other buildings
Under construction	5,920	-
In development	56,461	22,362

	340,809	227,231

Land held for development or sale	123,490	60,985

Total - Unconsolidated Investments at Pro-Rata	$1,887,438	$1,487,671

Pro-Rata Consolidation
Completed rental properties
Residential	$2,459,103	$1,660,330
Commercial
Retail centers	3,615,348	2,882,828
Office and other buildings	3,409,947	2,499,001
Corporate and other equipment	9,418	-

	9,493,816	7,042,159

Projects under development
Residential
Under construction	529,380	510,241
In development	426,742	83,443
Commercial
Retail centers
Under construction	814,592	442,063
In development	48,887	-
Office and other buildings
Under construction	117,237	50,779
In development	213,246	67,081

	2,150,084	1,153,607

Land held for development or sale	304,460	135,269

Total - Pro-Rata Consolidation	$11,948,360	$8,331,035

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Results of Operations
Net Loss Attributable to Forest City Enterprises, Inc. – Net loss attributable to Forest City Enterprises, Inc. for the three months ended April 30, 2009 was $30,679,000 versus $40,402,000 for the three months ended April 30, 2008. Although we have substantial recurring revenue sources from our properties, we also enter into significant one-time transactions, which could create substantial variances in net earnings (loss) between periods. This variance to the prior year is primarily attributable to the following increases, which are net of tax and noncontrolling interest:
•
$7,529,000 ($12,299,000, pre-tax) related to decreased write-offs of abandoned development projects in 2009 compared to 2008, primarily due to the 2008 write-off of Summit at Lehigh Valley, a Commercial development project with a housing component in Allentown, Pennsylvania, which represented $13,069,000 ($21,513,000 pre-tax) of the total decrease;

•
$3,003,000 ($4,906,000, pre-tax) in 2009 of decreased expenses related to the early extinguishment of nonrecourse mortgage debt primarily at Galleria at Sunset, a regional mall in Henderson, Nevada and at 1251 S. Michigan and Sky55, apartment communities in Chicago, Illinois, in order to secure more favorable financing terms in 2008. These changes were offset, in part, by a gain on the early extinguishment of the Urban Development Action Grant loan at Post Office Plaza, an office building in Cleveland, Ohio;

•	$2,784,000 ($4,548,000, pre-tax) related to a gain on the disposition of Grand Avenue, a specialty retail center in Queens, New York;

•	$1,968,000 ($2,792,000, pre-tax) related to the decreased share of losses from our equity investment in the New Jersey Nets basketball team; and

•
$1,860,000 ($3,031,000, pre-tax) related to participation payments in 2008 on the refinancing of 350 Massachusetts Avenue, an unconsolidated office building and Jackson Building, a consolidated office building, both located in Cambridge, Massachusetts.

These increases were partially offset by the following decreases, net of tax and noncontrolling interest:
•	$5,853,000 ($9,560,000, pre-tax) related to the 2009 increase in impairment charges of unconsolidated entities; and

•
$1,880,000 ($3,071,000, pre-tax) primarily related to an increase in corporate operating expenses related to company-wide severance and outplacement costs offset by decreases in compensation and related benefits, charitable contributions and additional decreases in general corporate expenses.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.
Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended April 30, 2009 was $150,496,000 compared to $126,337,000 for the three months ended April 30, 2008, a 19.1% increase. A reconciliation of NOI to the most comparable GAAP measure, net earnings (loss), is presented on page 7. A reconciliation of NOI to net earnings (loss) for each strategic business unit can be found on pages 35-40.
Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended April 30, 2009 was $159,333,000 compared to $140,405,000 for the three months ended April 30, 2008, a 13.5% increase. Comparable NOI increased 0.3% for the three months ended April 30, 2009 compared to the prior year. Retail comparable NOI decreased 1.0% while office comparable NOI increased 4.4% from the prior year. Hotels decreased 25.5% and our residential portfolio decreased 1.8%.
EBDT - We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.
We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.
EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, amortization of mortgage procurement costs and deferred income taxes; iv) preferred payment classified as noncontrolling interest expense on our Consolidated Statement of Earnings; v) impairment of real estate (net of tax); vi) extraordinary items (net of tax); and vii) cumulative or retrospective effect of change in accounting principle (net of tax). Unlike the real estate segments, EBDT for the Nets segment equals net earnings.
EBDT is reconciled to net loss, the most comparable financial measure calculated in accordance with GAAP, on page 33. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred taxes from real estate operations, which are the result of timing differences of certain net expense items deducted in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties. Our EBDT may not be directly comparable to similarly-titled measures reported by other companies.
Our EBDT for the three months ended April 30, 2009 increased by $25,650,000 to $41,604,000 from $15,954,000 for the three months ended April 30, 2008. Our portfolio of rental properties provided an EBDT increase. Our comparable properties benefited from decreased interest expense and our newer properties added to EBDT as they ramp up. The pre-tax increase in EBDT included decreased project write-offs of $10,054,000, and a pre-tax EBDT increase of $4,906,000 due to nonrecurring expenses related to early extinguishment of debt. These increases in the portfolio were partially offset by a pre-tax EBDT decrease due to outplacement and severance costs related to involuntary employee separations of $8,720,000. EBDT was favorably impacted by a larger tax benefit of $7,785,000 compared with the first quarter of 2008.

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of EBDT - The information in the following tables present amounts for both full consolidation and pro-rata consolidation, providing a reconciliation of the difference between the two methods, as well as reconciliation from NOI to EBDT to net earnings (loss). Under the pro-rata consolidation method, we present our partnership investments proportionate to our pro-rata share for each line item of our consolidated financial statements. Under full consolidation, partnership assets and liabilities are reported as consolidated at 100% if deemed under our control or if we are deemed to be the primary beneficiary for investments in the VIEs, or on the equity method of accounting if we do not have control or are not the primary beneficiary for investments in VIEs.
Reconciliation of Net Loss to Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)

	Three Months Ended April 30,
	2009	2008
	(in thousands)

Net loss attributable to Forest City Enterprises, Inc.	$(30,679)	$(40,402)
Depreciation and amortization – Real Estate Groups (5)	72,128	70,810
Amortization of mortgage procurement costs – Real Estate Groups (5)	4,022	3,343
Deferred income tax expense – Real Estate Groups (6)	(11,598)	(15,419)
Deferred income tax expense - Non-Real Estate Groups: (6)
Gain on disposition of other investments	-	58

Current income tax expense on non-operating earnings: (6)
Gain on disposition included in discontinued operations	3,785	-
Gain on disposition of unconsolidated entities	-	632

Straight-line rent adjustment (2)	(2,775)	(3,147)
Preference payment (3)	585	936
Impairment of real estate	1,124	-
Impairment of unconsolidated entities	9,560	-
Gain on disposition of unconsolidated entities	-	(881)
Gain on disposition of other investments	-	(150)
Discontinued operations: (1)
Gain on disposition of rental properties	(4,548)	-
Retrospective effect of FSP APB 14-1(4)	-	174

Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT)	$41,604	$15,954

(1)
Pursuant to the definition of a component of an entity of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” assuming no significant continuing involvement, all earnings of properties that have been sold or are held for sale are reported as discontinued operations.

(2)
The Company recognizes minimum rents on a straight-line basis over the term of the related lease pursuant to the provision of SFAS No. 13, “Accounting for Leases.” The straight-line rent adjustment is recorded as an increase or decrease to revenue from Forest City Rental Properties Corporation, a wholly-owned subsidiary of Forest City Enterprises, Inc., with the applicable offset to either accounts receivable or accounts payable, as appropriate.

(3)
The preference payment represents the respective period’s share of the annual preferred payment in connection with the issuance of Class A Common Units in exchange for Bruce C. Ratner’s noncontrolling interests in the Forest City Ratner Company portfolio.

(4)
Effective February 1, 2009, we adopted Financial Accounting Standards Board (“FASB”) Staff Position (“FSP”) No. APB 14-1, “Accounting for Convertible Debt Instruments That May be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”(“FSP APB 14-1”). This standard required retrospective application upon adoption. See page 37 of our Form 10-Q for the three months ended April 30, 2009 for further discussion.

(5)
The following table provides detail of depreciation and amortization and amortization of mortgage procurement costs. The Company’s Real Estate Groups are engaged in the ownership, development, acquisition and management of real estate projects, including apartment complexes, regional malls and retail centers, hotels, office buildings and mixed-use facilities, as well as large land development projects.

	Depreciation and Amortization		Amortization of Mortgage Procurement Costs
	Three Months Ended April 30,		Three Months Ended April 30,
	2009	2008	2009	2008

Full Consolidation	$66,458	$66,006	$3,671	$2,852
Non-Real Estate	(3,452)	(3,319)	-	-

Real Estate Groups Full Consolidation	63,006	62,687	3,671	2,852
Real Estate Groups related to noncontrolling interest	(1,407)	(983)	(160)	(152)
Real Estate Groups Unconsolidated	10,422	8,443	506	546
Real Estate Groups Discontinued Operations	107	663	5	97

Real Estate Groups Pro-Rata Consolidation	$72,128	$70,810	$4,022	$3,343

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
(6)     The following table provides detail of Income Tax Expense (Benefit):

		Three Months Ended April 30,
		2009	2008
		(in thousands)

(A)	Operating earnings
	Current	$(7,331)	$(281)
	Deferred	(10,797)	(19,976)

		(18,128)	(20,257)

(B)	Impairment of real estate
	Deferred	(436)	-
	Deferred - Unconsolidated entities	(3,707)	-

		(4,143)	-

(C)	Gain on disposition of other investments
	Current - Non-Real Estate Groups	-	-
	Deferred - Non-Real Estate Groups	-	58

		-	58

(D)	Gain on disposition of unconsolidated entities
	Current	-	632
	Deferred	-	(292)

		-	340

	Subtotal (A) (B) (C) (D)
	Current	(7,331)	351
	Deferred	(14,940)	(20,210)

	Income tax expense	(22,271)	(19,859)

(E)	Discontinued operations
	Operating earnings
	Current	(8)	140
	Deferred	31	104

		23	244

	Gain on disposition of rental properties
	Current	3,785	-
	Deferred	(2,021)	-

		1,764	-

		1,787	244

	Grand Total (A) (B) (C) (D) (E)
	Current	(3,554)	491
	Deferred	(16,930)	(20,106)

		$(20,484)	$(19,615)

	Recap of Grand Total:
	Real Estate Groups
	Current	$81	$2,401
	Deferred	(11,598)	(15,419)

		(11,517)	(13,018)

	Non-Real Estate Groups
	Current	(3,635)	(1,910)
	Deferred	(5,332)	(4,687)

		(8,967)	(6,597)

	Grand Total	$(20,484)	$(19,615)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2009 (in thousands)

	Commercial Group 2009					Residential Group 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$235,627	$10,980	$27,585	$813	$253,045	$74,932	$1,274	$40,980	$-	$114,638
Exclude straight-line rent adjustment	(4,395)	-	-	(12)	(4,407)	(4)	-	-	-	(4)

Adjusted revenues	231,232	10,980	27,585	801	248,638	74,928	1,274	40,980	-	114,634

Operating expenses	114,906	4,900	15,094	320	125,420	58,168	330	25,489	-	83,327
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,643	-	-	-	1,643	957	-	-	-	957
Exclude straight-line rent adjustment	(1,636)	-	-	-	(1,636)	-	-	-	-	-
Exclude preference payment	(585)	-	-	-	(585)	-	-	-	-	-

Adjusted operating expenses	114,328	4,900	15,094	320	124,842	59,125	330	25,489	-	84,284

Add interest and other income	585	(89)	222	-	896	4,071	33	168	-	4,206

Add equity in earnings (loss), including impairment of unconsolidated entities	836	1	(835)	-	-	(7,851)	17	7,953	-	85

Exclude impairment of unconsolidated entities	-	-	-	-	-	9,298	-	(9,298)	-	-

Exclude depreciation and amortization of unconsolidated entities	4,152	-	(4,152)	-	-	6,698	-	(6,698)	-	-

Net operating income	122,477	5,992	7,726	481	124,692	28,019	994	7,616	-	34,641

Interest expense	59,497	3,007	7,726	322	64,538	10,393	372	7,440	-	17,461

(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	176	-	176

Noncontrolling interest in earnings before depreciation and amortization	2,985	2,985	-	-	-	622	622	-	-	-

Pre-Tax EBDT	59,995	-	-	159	60,154	17,004	-	-	-	17,004

Income tax expense (benefit)	1,789	-	-	(8)	1,781	(528)	-	-	-	(528)

Add: EBDT from discontinued operations	167	-	-	(167)	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$58,373	$-	$-	$-	$58,373	$17,532	$-	$-	$-	$17,532

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$58,373	$-	$-	$-	$58,373	$17,532	$-	$-	$-	$17,532

Depreciation and amortization - Real Estate Groups	(51,900)	-	-	(107)	(52,007)	(20,025)	-	-	-	(20,025)

Amortization of mortgage procurement costs - Real Estate Groups	(2,994)	-	-	(5)	(2,999)	(886)	-	-	-	(886)

Deferred taxes - Real Estate Groups	3,319	-	-	(31)	3,288	2,084	-	-	-	2,084

Straight-line rent adjustment	2,759	-	-	12	2,771	4	-	-	-	4

Preference payment	(585)	-	-	-	(585)	-	-	-	-	-

Gain on disposition of rental properties and other investments, net of tax	-	-	-	2,784	2,784	-	-	-	-	-

Impairment of real estate, net of tax	-	-	-	-	-	(688)	-	(5,693)	-	(6,381)

Impairment of unconsolidated entities, net of tax	-	-	-	-	-	(5,693)	-	5,693	-	-

Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	(107)	-	-	107	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	(5)	-	-	5	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	(31)	-	-	31	-	-	-	-	-	-
Straight-line rent adjustment	12	-	-	(12)	-	-	-	-	-	-
Gain on disposition of rental properties	2,784	-	-	(2,784)	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$11,625	$-	$-	$-	$11,625	$(7,672)	$-	$-	$-	$(7,672)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2009 (in thousands) (continued)

	Land Development Group 2009					The Nets 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$2,470	$165	$5,930	$-	$8,235	$-	$-	$16,380	$-	$16,380
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Adjusted revenues	2,470	165	5,930	-	8,235	-	-	16,380	-	16,380

Operating expenses	5,952	415	3,640	-	9,177	-	-	18,855	-	18,855
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	135	-	-	-	135	-	-	7,278	-	7,278
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	6,087	415	3,640	-	9,312	-	-	26,133	-	26,133

Add interest and other income	2,154	196	14	-	1,972	-	-	69	-	69

Add equity in earnings (loss), including impairment of unconsolidated entities	1,830	-	(1,847)	-	(17)	(10,681)	-	10,681	-	-

Exclude impairment of unconsolidated entities	262	-	(262)	-	-	-	-	-	-	-

Exclude depreciation and amortization of unconsolidated entities	78	-	(78)	-	-	-	-	-	-	-

Net operating income	707	(54)	117	-	878	(10,681)	-	997	-	(9,684)

Interest expense	249	53	117	-	313	-	-	997	-	997

(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-

Noncontrolling interest in earnings before depreciation and amortization	(107)	(107)	-	-	-	-	-	-	-	-

Pre-Tax EBDT	565	-	-	-	565	(10,681)	-	-	-	(10,681)

Income tax expense (benefit)	504	-	-	-	504	(3,689)	-	-	-	(3,689)

Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$61	$-	$-	$-	$61	$(6,992)	$-	$-	$-	$(6,992)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$61	$-	$-	$-	$61	$(6,992)	$-	$-	$-	$(6,992)

Depreciation and amortization - Real Estate Groups	(96)	-	-	-	(96)	-	-	-	-	-

Amortization of mortgage procurement costs - Real Estate Groups	(137)	-	-	-	(137)	-	-	-	-	-

Deferred taxes - Real Estate Groups	588	-	-	-	588	-	-	-	-	-

Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Preference payment	-	-	-	-	-	-	-	-	-	-

Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	-	-	-

Impairment of real estate, net of tax	-	-	(160)	-	(160)	-	-	-	-	-

Impairment of unconsolidated entities, net of tax	(160)	-	160	-	-	-	-	-	-	-

Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Gain on disposition of rental properties	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$256	$-	$-	$-	$256	$(6,992)	$-	$-	$-	$(6,992)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
     Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2009 (in thousands) (continued)

	Corporate Activities 2009					Total 2009
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$313,029	$12,419	$90,875	$813	$392,298
Exclude straight-line rent adjustment	-	-	-	-	-	(4,399)	-	-	(12)	(4,411)

Adjusted revenues	-	-	-	-	-	308,630	12,419	90,875	801	387,887

Operating expenses	15,821	-	-	-	15,821	194,847	5,645	63,078	320	252,600
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	717	-	-	-	717	3,452	-	7,278	-	10,730
Exclude straight-line rent adjustment	-	-	-	-	-	(1,636)	-	-	-	(1,636)
Exclude preference payment	-	-	-	-	-	(585)	-	-	-	(585)

Adjusted operating expenses	16,538	-	-	-	16,538	196,078	5,645	70,356	320	261,109

Add interest and other income	(2)	-	-	-	(2)	6,808	140	473	-	7,141

Add equity in earnings (loss), including impairment of unconsolidated entities	-	-	-	-	-	(15,866)	18	15,952	-	68

Exclude impairment of unconsolidated entities	-	-	-	-	-	9,560	-	(9,560)	-	-

Exclude depreciation and amortization of unconsolidated entities	-	-	-	-	-	10,928	-	(10,928)	-	-

Net operating income	(16,540)	-	-	-	(16,540)	123,982	6,932	16,456	481	133,987

Interest expense	21,569	-	-	-	21,569	91,708	3,432	16,280	322	104,878

(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	176	-	176

Noncontrolling interest in earnings before depreciation and amortization	-	-	-	-	-	3,500	3,500	-	-	-

Pre-Tax EBDT	(38,109)	-	-	-	(38,109)	28,774	-	-	159	28,933

Income tax expense (benefit)	(10,739)	-	-	-	(10,739)	(12,663)	-	-	(8)	(12,671)

Add: EBDT from discontinued operations	-	-	-	-	-	167	-	-	(167)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(27,370)	$-	$-	$-	$(27,370)	$41,604	$-	$-	$-	$41,604

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(27,370)	$-	$-	$-	$(27,370)	$41,604	$-	$-	$-	$41,604

Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(72,021)	-	-	(107)	(72,128)

Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(4,017)	-	-	(5)	(4,022)

Deferred taxes - Real Estate Groups	(526)	-	-	-	(526)	5,465	-	-	(31)	5,434

Straight-line rent adjustment	-	-	-	-	-	2,763	-	-	12	2,775

Preference payment	-	-	-	-	-	(585)	-	-	-	(585)

Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	-	2,784	2,784

Impairment of real estate, net of tax	-	-	-	-	-	(688)	-	(5,853)	-	(6,541)

Impairment of unconsolidated entities, net of tax	-	-	-	-	-	(5,853)	-	5,853	-	-

Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(107)	-	-	107	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(5)	-	-	5	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(31)	-	-	31	-
Straight-line rent adjustment	-	-	-	-	-	12	-	-	(12)	-
Gain on disposition of rental properties	-	-	-	-	-	2,784	-	-	(2,784)	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(27,896)	$-	$-	$-	$(27,896)	$(30,679)	$-	$-	$-	$(30,679)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2008 (in thousands)

	Commercial Group 2008					Residential Group 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$221,294	$8,919	$26,924	$973	$240,272	$77,294	$7,367	$36,576	$2,207	$108,710
Exclude straight-line rent adjustment	(4,717)	-	-	(10)	(4,727)	(4)	-	-	-	(4)

Adjusted revenues	216,577	8,919	26,924	963	235,545	77,290	7,367	36,576	2,207	108,706

Operating expenses	130,175	4,513	15,275	314	141,251	54,901	6,719	20,624	217	69,023
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	1,556	-	-	-	1,556	891	-	-	-	891
Exclude straight-line rent adjustment	(1,583)	-	-	-	(1,583)	-	-	-	-	-
Exclude preference payment	(936)	-	-	-	(936)	-	-	-	-	-

Adjusted operating expenses	129,212	4,513	15,275	314	140,288	55,792	6,719	20,624	217	69,914

Add interest and other income	1,780	149	665	3	2,299	3,590	48	892	4	4,438

Add equity in earnings (loss), including impairment of unconsolidated entities	1,322	(24)	(1,493)	-	(147)	2,731	43	(2,922)	-	(234)

Exclude gain on disposition of unconsolidated entities	(881)	-	881	-	-	-	-	-	-	-

Exclude depreciation and amortization of unconsolidated entities	3,911	-	(3,911)	-	-	5,021	-	(5,021)	-	-

Net operating income	93,497	4,531	7,791	652	97,409	32,840	739	8,901	1,994	42,996

Interest expense	56,757	2,952	7,791	394	61,990	9,242	358	8,879	870	18,633

(Gain) loss on early extinguishment of debt	1,427	119	-	-	1,308	3,752	-	22	-	3,774

Noncontrolling interest in earnings before depreciation and amortization	1,460	1,460	-	-	-	381	381	-	-	-

Retrospective effect of FSP APB 14-1	(1,594)	-	-	-	(1,594)	(291)	-	-	-	(291)

Pre-Tax EBDT	32,259	-	-	258	32,517	19,174	-	-	1,124	20,298

Income tax expense (benefit)	(533)	-	-	19	(514)	2,950	-	-	121	3,071

Add: EBDT from discontinued operations	239	-	-	(239)	-	1,003	-	-	(1,003)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$33,031	$-	$-	$-	$33,031	$17,227	$-	$-	$-	$17,227

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$33,031	$-	$-	$-	$33,031	$17,227	$-	$-	$-	$17,227

Depreciation and amortization - Real Estate Groups	(51,934)	-	-	(191)	(52,125)	(18,137)	-	-	(472)	(18,609)

Amortization of mortgage procurement costs - Real Estate Groups	(2,476)	-	-	(6)	(2,482)	(647)	-	-	(91)	(738)

Deferred taxes - Real Estate Groups	5,539	-	-	(8)	5,531	3,872	-	-	(96)	3,776

Straight-line rent adjustment	3,134	-	-	10	3,144	4	-	-	-	4

Preference payment	(936)	-	-	-	(936)	-	-	-	-	-

Gain on disposition of rental properties and other investments, net of tax	-	-	541	-	541	-	-	-	-	-

Gain on disposition of unconsolidated entities, net of tax	541	-	(541)	-	-	-	-	-	-	-

Retrospective effect of FSP APB 14-1	1,594	-	-	-	1,594	291	-	-	-	291

Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	(191)	-	-	191	-	(472)	-	-	472	-
Amortization of mortgage procurement costs - Real Estate Groups	(6)	-	-	6	-	(91)	-	-	91	-
Deferred taxes - Real Estate Groups	(8)	-	-	8	-	(96)	-	-	96	-
Straight-line rent adjustment	10	-	-	(10)	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(11,702)	$-	$-	$-	$(11,702)	$1,951	$-	$-	$-	$1,951

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2008 (in thousands) (continued)

	Land Development Group 2008					The Nets 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$6,422	$227	$2,241	$-	$8,436	$-	$-	$25,405	$-	$25,405
Exclude straight-line rent adjustment	1	-	-	-	1	-	-	-	-	-

Adjusted revenues	6,423	227	2,241	-	8,437	-	-	25,405	-	25,405

Operating expenses	9,530	487	2,047	-	11,090	-	-	26,629	-	26,629
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	118	-	-	-	118	-	-	10,656	-	10,656
Exclude straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-
Exclude preference payment	-	-	-	-	-	-	-	-	-	-

Adjusted operating expenses	9,648	487	2,047	-	11,208	-	-	37,285	-	37,285

Add interest and other income	2,836	278	24	-	2,582	-	-	20	-	20

Add equity in earnings (loss), including impairment of unconsolidated entities	(227)	-	(31)	-	(258)	(13,473)	-	13,473	-	-

Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	-	-	-	-	-

Exclude depreciation and amortization of unconsolidated entities	57	-	(57)	-	-	-	-	-	-	-

Net operating income	(559)	18	130	-	(447)	(13,473)	-	1,613	-	(11,860)

Interest expense	(4)	30	130	-	96	-	-	1,613	-	1,613

(Gain) loss on early extinguishment of debt	-	-	-	-	-	-	-	-	-	-

Noncontrolling interest in earnings before depreciation and amortization	(12)	(12)	-	-	-	-	-	-	-	-

Retrospective effect of FSP APB 14-1	(79)	-	-	-	(79)	-	-	-	-	-

Pre-Tax EBDT	(622)	-	-	-	(622)	(13,473)	-	-	-	(13,473)

Income tax expense (benefit)	64	-	-	-	64	(4,513)	-	-	-	(4,513)

Add: EBDT from discontinued operations	-	-	-	-	-	-	-	-	-	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(686)	$-	$-	$-	$(686)	$(8,960)	$-	$-	$-	$(8,960)

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(686)	$-	$-	$-	$(686)	$(8,960)	$-	$-	$-	$(8,960)

Depreciation and amortization - Real Estate Groups	(76)	-	-	-	(76)	-	-	-	-	-

Amortization of mortgage procurement costs - Real Estate Groups	(123)	-	-	-	(123)	-	-	-	-	-

Deferred taxes - Real Estate Groups	291	-	-	-	291	-	-	-	-	-

Straight-line rent adjustment	(1)	-	-	-	(1)	-	-	-	-	-

Preference payment	-	-	-	-	-	-	-	-	-	-

Gain on disposition of rental properties and other investments, net of tax	-	-	-	-	-	-	-	-	-	-

Gain on disposition of unconsolidated entities, net of tax	-	-	-	-	-	-	-	-	-	-

Retrospective effect of FSP APB 14-1	79	-	-	-	79	-	-	-	-	-

Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	-	-	-	-	-
Straight-line rent adjustment	-	-	-	-	-	-	-	-	-	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(516)	$-	$-	$-	$(516)	$(8,960)	$-	$-	$-	$(8,960)

Forest City Enterprises, Inc. and Subsidiaries
Supplemental Financial Information
Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2008 (in thousands) (continued)

	Corporate Activities 2008					Total 2008
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)

Revenues from real estate operations	$-	$-	$-	$-	$-	$305,010	$16,513	$91,146	$3,180	$382,823
Exclude straight-line rent adjustment	-	-	-	-	-	(4,720)	-	-	(10)	(4,730)

Adjusted revenues	-	-	-	-	-	300,290	16,513	91,146	3,170	378,093

Operating expenses	12,750	-	-	-	12,750	207,356	11,719	64,575	531	260,743
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	754	-	-	-	754	3,319	-	10,656	-	13,975
Exclude straight-line rent adjustment	-	-	-	-	-	(1,583)	-	-	-	(1,583)
Exclude preference payment	-	-	-	-	-	(936)	-	-	-	(936)

Adjusted operating expenses	13,504	-	-	-	13,504	208,156	11,719	75,231	531	272,199

Add interest and other income	192	-	-	-	192	8,398	475	1,601	7	9,531

Add equity in earnings (loss), including impairment of unconsolidated entities	-	-	-	-	-	(9,647)	19	9,027	-	(639)

Exclude gain on disposition of unconsolidated entities	-	-	-	-	-	(881)	-	881	-	-

Exclude depreciation and amortization of unconsolidated entities	-	-	-	-	-	8,989	-	(8,989)	-	-

Net operating income	(13,312)	-	-	-	(13,312)	98,993	5,288	18,435	2,646	114,786

Interest expense	16,478	-	-	-	16,478	82,473	3,340	18,413	1,264	98,810

(Gain) loss on early extinguishment of debt	-	-	-	-	-	5,179	119	22	-	5,082

Noncontrolling interest in earnings before depreciation and amortization	-	-	-	-	-	1,829	1,829	-	-	-

Retrospective effect of FSP APB 14-1	2,138	-	-	-	2,138	174	-	-	-	174

Pre-Tax EBDT	(27,652)	-	-	-	(27,652)	9,686	-	-	1,382	11,068

Income tax expense (benefit)	(2,994)	-	-	-	(2,994)	(5,026)	-	-	140	(4,886)

Add: EBDT from discontinued operations	-	-	-	-	-	1,242	-	-	(1,242)	-

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(24,658)	$-	$-	$-	$(24,658)	$15,954	$-	$-	$-	$15,954

Reconciliation to net earnings:

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(24,658)	$-	$-	$-	$(24,658)	$15,954	$-	$-	$-	$15,954

Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(70,147)	-	-	(663)	(70,810)

Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(3,246)	-	-	(97)	(3,343)

Deferred taxes - Real Estate Groups	5,529	-	-	-	5,529	15,231	-	-	(104)	15,127

Straight-line rent adjustment	-	-	-	-	-	3,137	-	-	10	3,147

Preference payment	-	-	-	-	-	(936)	-	-	-	(936)

Gain on disposition of rental properties and other investments, net of tax	92	-	-	-	92	92	-	541	-	633

Gain on disposition of unconsolidated entities, net of tax	-	-	-	-	-	541	-	(541)	-	-

Retrospective effect of FSP APB 14-1	(2,138)	-	-	-	(2,138)	(174)	-	-	-	(174)

Discontinued operations, net of tax:
Depreciation and amortization - Real Estate Groups	-	-	-	-	-	(663)	-	-	663	-
Amortization of mortgage procurement costs - Real Estate Groups	-	-	-	-	-	(97)	-	-	97	-
Deferred taxes - Real Estate Groups	-	-	-	-	-	(104)	-	-	104	-
Straight-line rent adjustment	-	-	-	-	-	10	-	-	(10)	-

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(21,175)	$-	$-	$-	$(21,175)	$(40,402)	$-	$-	$-	$(40,402)